UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 18, 2014

COLUMBIA SPORTSWEAR COMPANY

(Exact name of registrant as specified in its charter)

Oregon	000-23939	93-0498284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14375 Northwest Science Park Drive
Portland, Oregon 97229
(Address of principal executive offices) (Zip code)

(503) 985-4000
(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 18, 2014, Columbia Sportswear Company (the “Company”) issued a press release reporting its fourth quarter 2013 and fiscal year 2013 financial results and initial outlook for fiscal year 2014. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Attached hereto as Exhibit 99.2 and incorporated by reference herein is financial information and commentary by Thomas B. Cusick, Senior Vice President of Finance and Chief Financial Officer of Columbia Sportswear Company, for the fourth quarter and fiscal year 2013 and forward-looking statements relating to the fiscal year 2014 outlook as posted on the company’s investor website, http://investor.columbia.com, on February 18, 2014. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

ITEM 7.01 REGULATION FD DISCLOSURE

In its February 18, 2014 press release, the Company also announced that its board of directors approved a dividend of $0.28 per share of common stock to be paid on March 18, 2014 to its shareholders of record on March 7, 2014.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1	Press release dated February 18, 2014 (furnished pursuant to Items 2.02 and 7.01 hereof).
99.2	Commentary by Thomas B. Cusick, Senior Vice President of Finance and Chief Financial Officer of Columbia Sportswear Company dated February 18, 2014 (furnished pursuant to Items 2.02 and 7.01 hereof).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA SPORTSWEAR COMPANY

Dated: February 18, 2014

	By:	/s/ THOMAS B. CUSICK
Thomas B. Cusick
Senior Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated February 18, 2014 (furnished pursuant to Items 2.02 and 7.01 hereof).
99.2	Commentary by Thomas B. Cusick, Senior Vice President of Finance and Chief Financial Officer of Columbia Sportswear Company dated February 18, 2014 (furnished pursuant to Items 2.02 and 7.01 hereof).